UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 30, 2021

CORSAIR PARTNERING CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40285	98-1586649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Fifth Avenue, 24th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 212 224 9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	CORS	The New York Stock Exchange
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	CORS.WS	The New York Stock Exchange
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	CORS.U	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Corsair Partnering Corporation (the “Company”) previously presented a portion of its Class A ordinary shares sold in its initial public offering (the “Public Shares”) as permanent equity on the basis that the Company’s amended and restated memorandum and articles of association would not permit the Company to consummate its initial partnering transaction if that would cause the Company’s net tangible assets to be less than $5,000,001. Previously, the Company did not consider redeemable stock classified as temporary equity as part of net tangible assets. After discussion and evaluation, the Company has concluded that the Public Shares include certain provisions that require classification of the Public Shares as temporary equity regardless of the minimum net tangible assets required by the Company to complete its initial business combination. This reclassification of equity was reflected in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the Securities and Exchange Commission on November 12, 2021.  However, on December 30, 2021, the Audit Committee of the Board of Directors of the Company concluded, after discussion with the Company’s management, that the Company’s unaudited interim financial statements for the quarterly period ended September 30, 2021, included in its Quarterly Report on Form 10-Q filed on November 12, 2021, should no longer be relied upon because the reclassification should have instead been characterized as a restatement under relevant accounting guidance. As a result, the Company is restating its financial statements for the affected period in Amendment No. 1 to its Quarterly Report on Form 10-Q, which is expected to be filed promptly after this Current Report on Form 8-K.

As noted above, the Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective.  Notwithstanding this classification error, the Company’s management believes that the financial statements included in its Quarterly Report on Form 10-Q filed on November 12, 2021 present fairly in all material respects the Company’s financial position, results of operations and cash flows for the period presented.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account.

The Company’s management has discussed the matters disclosed in this Form 8-K pursuant to this Item 4.02 with WithumSmith+Brown, PC, the Company’s independent registered accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2021	CORSAIR PARTNERING CORPORATION

	By:	/s/ Paul Cabral
Name: Paul Cabral
Title: Chief Financial Officer